EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 26, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2010 – June 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.2%	-3.1%	-5.7%	5.8%	-3.0%	-2.6%	0.9%	-2.6%	9.8%	-28.6%	-0.2	-0.4
B**	0.2%	-3.2%	-6.0%	5.2%	-3.6%	-3.2%	0.2%	-3.2%	9.8%	-29.9%	-0.3	-0.4
Legacy 1***	0.3%	-3.0%	-4.7%	7.7%	-1.0%	-0.6%	N/A	-0.6%	9.6%	-23.7%	0.0	-0.1
Legacy 2***	0.3%	-3.0%	-4.8%	7.6%	-1.2%	-0.9%	N/A	-0.9%	9.6%	-24.4%	0.0	-0.1
Global 1***	0.3%	-2.9%	-4.6%	8.3%	-0.5%	-1.0%	N/A	-1.0%	9.3%	-21.9%	-0.1	-0.2
Global 2***	0.3%	-2.9%	-4.6%	8.2%	-0.7%	-1.2%	N/A	-1.2%	9.3%	-22.4%	-0.1	-0.2
Global 3***	0.3%	-3.1%	-5.4%	6.6%	-2.3%	-2.9%	N/A	-2.9%	9.3%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	-0.4%	-0.1%	3.1%	9.4%	18.0%	17.8%	8.1%	17.8%	11.9%	-16.3%	1.4	2.7
Barclays Capital U.S. Long Gov Index****	-3.1%	-6.0%	-6.8%	3.7%	0.5%	5.7%	5.9%	5.7%	12.1%	-15.5%	0.5	0.8
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					32%
Energy	5%	Short	Gasoline Blendstock	1.1%	Long	5%	Short	Gasoline Blendstock	1.1%	Long
			Crude Oil	1.0%	Short			Crude Oil	1.0%	Short
Grains/Foods	13%	Long	Sugar	1.9%	Short	13%	Long	Sugar	1.8%	Short
			Coffee	1.4%	Short			Live Cattle	1.5%	Long
Metals	15%	Short	Gold	4.6%	Short	14%	Short	Gold	4.5%	Short
			Silver	2.9%	Short			Silver	2.7%	Short
FINANCIALS	67%					68%
Currencies	23%	Long $	Japanese Yen	3.9%	Short	24%	Long $	Japanese Yen	3.9%	Short
			British Pound	3.3%	Long			British Pound	3.3%	Long
Equities	32%	Long	S&P 500	4.8%	Long	32%	Long	S&P 500	4.8%	Long
			Nasdaq	2.9%	Long			Nasdaq	2.9%	Long
Fixed Income	12%	Long	Eurodollars	2.3%	Long	12%	Long	Eurodollars	2.3%	Long
			U.S. Treasury Bonds	1.3%	Short			U.S. 5-Year Treasury Notes	1.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets finished lower following forecasts for cooler weather in the U.S. and in reaction to reduced usage by U.S. manufacturers.  Crude oil markets finished unchanged as the bullish effect of weak supplies was offset by the impact of global demand concerns fueled by the situation in Greece.

Grains/Foods
Corn and wheat markets soared nearly 9% and 15%, respectively, due to global supply concerns prompted by forecasts for unfavorable weather in Europe and North America.  The sugar market moved higher on heavy buying by investors attempting to cover short positions.

Metals
Gold markets declined as positive economic indicators fueled speculation for a September 2015 U.S. interest rate hike.  Base metals markets moved higher after the Chinese Government took steps to bolster its credit markets.

Currencies
The U.S. dollar rose sharply as bullish economic indicators in the U.S. reinforced beliefs the Federal Reserve will soon raise rates.  The euro fell sharply after negotiations between Greece and its creditors failed to produce a new debt agreement.

Equities
U.S. equity markets finished unchanged.  Germany’s Dax Index finished nearly 3% higher due to early week strength caused by reports Greece was nearing a deal to avoid defaulting on its debt obligations.  Japan’s Nikkei 225 rallied to a high unseen since 1996 following reports the Bank of Japan will continue to support its economy through its quantitative easing initiatives.

Fixed Income
U.S. Treasury and German Bund markets fell sharply because of a reduction in demand for safe-haven assets amidst hopes the Greek situation would soon be resolved.  Fixed-income markets in the U.K. finished lower after comments from the Bank of England fueled beliefs a U.K. interest rate hike could occur sooner than expected.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.